As filed with the Securities and Exchange Commission on August 5, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Summit Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1400	47-1984212
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(303) 893-0012

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anne Lee Benedict, Esq.

Chief Legal Officer

Summit Materials, Inc.

1550 Wynkoop Street, 3rd Floor

Denver, Colorado 80202

(303) 893-0012

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edgar J. Lewandowski, Esq. Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Michael P. Kaplan, Esq. Sophia Hudson, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  File No. 333-205561

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	2,300,000	$25.75	$59,225,000	$6,882

(1)	Includes 300,000 shares subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Summit Materials, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-205561), as amended, which was declared effective by the Commission on August 5, 2015.

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on August 6, 2015) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on August 3, 2015 (File No. 333-205561) and incorporated herein by reference).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

23.4	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed by the Registrant on July 8, 2015 (File No. 333-205561) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 5, 2015.

SUMMIT MATERIALS, INC.

By:	/s/ Thomas W. Hill
Name:	Thomas W. Hill
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 5th day of August, 2015.

Signature	Title(s)

/s/ Thomas W. Hill Thomas W. Hill	President and Chief Executive Officer (Principal Executive Officer); Director

/s/ Brian J. Harris Brian J. Harris	Chief Financial Officer (Principal Financial and Accounting Officer)

* Howard L. Lance	Director

* Ted A. Gardner	Director

* Julia C. Kahr	Director

* John R. Murphy	Director

* Neil P. Simpkins	Director

* By:	/s/ Thomas W. Hill
Name: Thomas W. Hill
Title: Attorney-in-Fact